UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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hi/fn, inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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_________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 20, 2007
_________________________________

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of hi/fn, inc., a Delaware corporation (the “Company”), will be held on Tuesday, February 20, 2007 at 10:00 a.m., local time, at the Company’s principal executive offices at 750 University Avenue, Los Gatos, California 95032, for the following purposes:

1.	To elect three directors to the Board of Directors.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2007.

3.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on January 5, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors

William R. Walker
Secretary

Los Gatos, California
January 19, 2007

GENERAL INFORMATION
PROPOSAL NO. 1 - ELECTION OF DIRECTORS
PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN TRANSACTIONS
OTHER INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
OTHER MATTERS

______________

PROXY STATEMENT
______________

GENERAL INFORMATION

The enclosed Proxy is solicited on behalf of the Board of Directors of hi/fn, inc. (the “Company” or “Hifn”) for use at the Annual Meeting of Stockholders to be held on Tuesday, February 20, 2007 at 10:00 a.m., local time, at the Company’s principal executive offices located at 750 University Avenue, Los Gatos, California 95032, or at any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number at its principal executive offices is (408) 399-3500 and its corporate website address is www.hifn.com.

These proxy solicitation materials and the Annual Report on Form 10-K for the year ended September 30, 2006 were first mailed on or about January 20, 2007 to all stockholders entitled to vote at the Annual Meeting.

Record Date; Outstanding Shares; Procedural Matters

Stockholders of record as of the close of business on January 5, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the Record Date, 13,969,763 shares of the Company’s common stock, $.001 par value (the “Common Stock”), were issued and outstanding. Each share has one (1) vote on all matters. For information regarding holders of more than 5% of the outstanding Common Stock, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.” The closing sale price of the Company’s Common Stock as reported on the Nasdaq Global Market on the Record Date was $5.60 per share.

Revocability of Proxies

A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company’s Corporate Secretary at the Company’s principal executive offices referred to above prior to the Annual Meeting, a written notice of revocation, or by delivering a duly executed proxy bearing a date later than that of the previous proxy.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal as to which the abstention is made.

In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

Solicitation of Proxies

Hifn will bear the cost of soliciting proxies. The Company may, upon request, reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, certain of our directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone or facsimile.

Deadline for Receipt of Stockholder Proposals for Annual Meeting for Fiscal Year 2007

Proposals of stockholders that are intended to be presented by such stockholders at the Company’s Fiscal Year 2007 Annual Meeting must be received by the Company no later than September 21, 2007 to be included in the proxy statement and form of proxy relating to that meeting or otherwise considered at the Annual Meeting. Such stockholder proposals should be submitted to the Company at 750 University Avenue, Los Gatos, CA 95032, Attention: Corporate Secretary. Additionally, a stockholder who desires to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in Section 5 of the Company’s Bylaws and the rules and regulations of the Securities and Exchange Commission. The nominating stockholder must give timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) calendar days in advance of the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the preceding year’s annual meeting.

Fiscal Year End

The Company’s Fiscal Year ends on September 30. The Company’s last fiscal year ended on September 30, 2006 and is referred to herein as the “Last Fiscal Year.”

Multiple Copies of Proxy Materials

If you share an address with another stockholder, you may receive only one set of proxy materials (including the Company’s Annual Report on Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact the Company to request a separate copy of these materials. Your request should be addressed to the Company at 750 University Avenue, Los Gatos, CA 95032, Attention: Corporate Secretary, or you may contact the Secretary at (408) 399-3500. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

There are currently six members of the Board of Directors (the “Board”), divided into three classes. Class I consists of one director who is serving a three-year term expiring in 2009. Class II consists of three directors who are serving three-year terms expiring at this Annual Meeting. Class III consists of two directors who are serving three-year terms expiring in 2008. At each annual meeting of stockholders, directors elected to succeed those in the class whose terms expire will be elected to a three-year term so that the term of one class of directors will expire each year. In each case, a director serves for the designated term and until his or her respective successor is elected and qualified.

Three (3) Class II directors are to be elected at this Annual Meeting to each serve a three-year term expiring in 2010. The Corporate Governance and Nominating Committee of the Board has nominated Dennis DeCoste, Taher Elgamal and Robert W. Johnson for election to the Board seats. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board of Directors’ nominees. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. The Company does not expect that the nominees will be unable or will decline to serve as a director.

Information Concerning Nominees

The names of the nominees of the Company and certain information about them as of January 19, 2007 are set forth below. The names of and certain information about the Company’s current directors as of January 20, 2007 are also set forth below. The Board has determined that all members of the Board are independent, with the exception of Albert E. Sisto and Douglas Whiting. Information as to the stock ownership of each director and all current directors and executive officers of the Company as a group is set forth below under “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Name of Director	Age	Principal Occupation and Directorship	Director Since
Class I Director
Thomas Lawrence (1)	73	Founder and Chairman of TJL Inc.	2006
Class II Directors
Dennis DeCoste (2)	62	President, Chief Executive Officer and Director of Apex/Eclipse Systems, Inc.	2002
Taher Elgamal (2)	51	Chief Technical Officer and Director of Tumbleweed Communications Corp.	1998
Robert W. Johnson (2)	57	Private Investor	1998
Class III Directors
Albert E. Sisto	57	Chairman, Interim Chief Executive Officer	1998
Douglas Whiting	50	Chief Scientist and Director of the Company	1996
_________________________

(1)
The Board appointed Thomas Lawrence as a new director in October 2006.  Mr. Lawrence was recommended by a non-management director and, after careful consideration, the Corporate Governance and Nominating Committee recommended that the Board appoint Mr. Lawrence.

(2)	Nominee for Class II Director.

Albert E. Sisto has served as the Company’s Chairman of the Board and interim Chief Executive Officer since November 2006 and has served as a director of Hifn since December 1998. From June 1999 to May 2006 he was President and Chief Executive Officer of Phoenix Technologies Ltd., a provider of Internet platform-enabling software, where he also served as Chairman of the Board of Directors. From November 1997 to June 1999, he was Chief Operating Officer of RSA Security, Inc., a subsidiary of Security Dynamics Technologies, Inc., and a provider of encryption technology. From September 1994 to October 1997, Mr. Sisto was Chairman, President and Chief Executive Officer of Documagix, Inc., a software developer of document imaging software. Mr. Sisto holds a B.E. degree from the Stevens Institute of Technology.

Dennis DeCoste has served as a director of Hifn since December 2002. Since January 2006, Mr. DeCoste has been the Chairman and Chief Executive Officer of Apex/Eclipse Systems, Inc. which develops technology to improve digital signal to noise ratios in digital signals. Mr. DeCoste also currently serves as director of Destinator Technologies, Inc., an application software company providing global positioning system-based location, navigation and asset tracking technologies. He was President and Chief Executive Officer of Destinator from May 2002 to January 2006. From 1989 to 2002, Mr. DeCoste provided strategic management consulting and financial services to high technology firms. Within this period, from 1999 to 2000, Mr. DeCoste held the position of Chief Financial Officer and Vice Chairman of the Board of Cyclone Commercial, Inc., a business-to-business infrastructure technology company. Prior to 1999, Mr. DeCoste was President and Chief Executive Officer of Fact Software International and Vice President of Finance of The Santa Cruz Operation, both software companies. Mr. DeCoste holds a M.B.A. degree from Stanford University, a degree in Philosophy from Harvard College and a Masters in Education from the University of Massachusetts.

Taher Elgamal, Ph.D. has served as a director of Hifn since December 1998. Dr. Elgamal is the founder and up to October 2006 was the Chief Executive Officer of Ektasis, Inc. Dr. Elgamal was also founder and Chief Technical Officer, and is a member of the Board of Directors, of Securify, Inc., a private company providing assessments of companies’ Internet security efforts where he also served as President and Chief Executive Officer through November 2001. From 1995 to 1998, Dr. Elgamal held the position of Chief Scientist of Netscape Communications Corp., a provider of Internet software and services, where he pioneered Internet security technologies such as SSL, the standard for web security. From 1993 to 1995, Dr. Elgamal was Vice President of Advanced Technologies at OKI Electric. From 1991 to 1993, he served as Director of Engineering at RSA Data Security, Inc., a provider of encryption technology and a subsidiary of Security Dynamics Technologies, Inc., where he produced the RSA cryptographic toolkits, the industry standards for developers of security-enabled applications and systems. Dr. Elgamal is a director of Tumbleweed Communications Corp., where since October 2006 he is also Chief Technology Officer. Dr. Elgamal is also a director of Phoenix Technologies Ltd. Dr. Elgamal received both his M.S. and Ph.D. degrees in Computer Science from Stanford University.

Robert W. Johnson has served as director of Hifn since December 1998. He has worked in the venture capital industry since 1980, and has acted as an independent investor since 1988. He currently serves as director of ViaSat, Inc., a publicly held company that manufactures satellite-based communications systems. He holds B.S. and M.S. degrees in Electrical Engineering from Stanford University and M.B.A. and D.B.A. degrees from Harvard Business School.

Douglas L. Whiting, Ph.D., has served as Hifn’s Chief Scientist since August 2000. Dr. Whiting previously served as Chief Technology Officer of the Company from 1998 through August 2000. Dr. Whiting has been a director of the Company since November 1996 and served as Chairman of the Board of Directors from August 2000 through October 2001. He also has served as Vice President of Technology of Stac, Inc. from 1985 to 1998 and has served as a director of Stac, Inc. since 1983. He was President of Stac from 1984 to 1986. Dr. Whiting received a Ph.D. in Computer Science from the California Institute of Technology.

Thomas J. Lawrence is the founder and since 1988 has served as Chairman and Chief Executive Officer of TJL Inc., a consulting firm providing a wide range of services that address the needs of high technology companies seeking to increase or enter the international marketplace. He previously served on the Boards of Intel Corporation, Apple Computer, Inc. and Valid Logic Corporation (now Cadence Design Systems, Inc. Mr. Lawrence holds a B.S.E.E. degree in Computer Sciences and Mathematics from the University of Michigan and a M.S. degree from Stanford University in Computer Sciences.

There are no family relationships between any director, executive officer, or director nominee of the Company.

Board Meetings and Committees

The Board held a total of nine meetings during the Last Fiscal Year. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director. The Board of Directors has an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee, currently consisting of Mr. DeCoste, Mr. Johnson, Mr. Lawrence and Mr. Elgamal, is comprised solely of independent directors, in accordance with applicable regulations of the Securities and Exchange Commission and all applicable corporate governance guidelines of the Nasdaq Stock Market. During the Last Fiscal Year, the Corporate Governance and Nominating Committee consisted of Mr. DeCoste, Mr. Johnson, Mr. Sisto and Mr. Elgamal, each of whom was an independent director. The Corporate Governance and Nominating Committee held three meetings during the Last Fiscal Year. The Corporate Governance and Nominating Committee has approved the directors nominated for election herein. The Corporate Governance and Nominating Committee is governed by a written charter, a copy of which is posted on the Company’s website located at www.hifn.com, where the charter may be found under Investor Relations/IR Home. The Corporate Governance and Nominating Committee’s responsibilities are to (1) review and make recommendations to the Board concerning corporate governance matters; (2) oversee and evaluate the composition and performance of the Board and Board committees, including review of committee charters and composition; (3) identify individuals qualified to become members of the Board of Directors and to nominate directors for election; and (4) lead the Board in its annual performance review.

The Compensation Committee of the Board of Directors currently consists of Mr. Lawrence and Mr. Elgamal, both of whom are independent directors. During the Last Fiscal Year, the Compensation Committee consisted of Mr. Elgamal and Mr. Sisto, both of whom were independent directors. During the Last Fiscal Year, the Compensation Committee held a total of three meetings. The Compensation Committee reviews and makes recommendations to the Board concerning the Company’s executive compensation policy.

The Audit Committee of the Board of Directors currently consists of Mr. DeCoste, Mr. Johnson and Mr. Elgamal, each of whom is an independent director. During the Last Fiscal Year, the Audit Committee consisted of Mr. DeCoste, Mr. Johnson, Mr. Elgamal and Mr. Sisto, each of whom was an independent director. The Audit Committee met five times during the Last Fiscal Year. The Audit Committee recommends engagement of the Company’s independent auditors, and is primarily responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting policies and its systems of internal accounting controls. The Board has determined that Mr. DeCoste is an “audit committee financial expert” and all members of the Audit Committee are “independent” in accordance with the applicable regulations of the Securities and Exchange Commission and all applicable corporate governance rules of the Nasdaq Stock Market.

Directors’ Compensation

Directors who are not employees of the Company receive $10,000 per year for serving on the Board and an additional $1,500 for each meeting attended ($1,000 if participation is by telephone) other than committee meetings. A non-employee director who serves as Audit Committee Chair receives $5,000 per year and Audit Committee members receive $1,500 for each meeting attended ($1,000 if participation is by telephone). A non-employee director who serves as Compensation Committee Chair or Corporate Governance and Nominating Committee Chair receives $3,000 per year and the committee members receive $1,000 for each meeting attended ($500 if participation is by telephone).

Under the Company’s Amended and Restated 1996 Equity Incentive Plan, each outside director of the Company is granted options to purchase 30,000 shares of Common Stock at the time of initial appointment or election to the Board; an outside director who takes the seat of Vice Chairman of the Board is granted options to purchase 75,000 shares of Common Stock at the time of initial appointment or election to the Board; and each outside director of the Board is granted options to purchase 10,000 shares of Common Stock annually thereafter on the date of each Annual Meeting of Stockholders, provided the Director has been a member of the Board for at least six (6) months. The Company also reimburses non-employee directors for travel and related expenses incurred in attending meetings of the Board and its committees.

Communications to the Board

Stockholders may contact any of the Company’s directors by writing to them c/o Hifn, Inc., Attention: Company Secretary, 750 University Avenue, Los Gatos, California 95032. Stockholders and employees who wish to contact the Board or any member of the Audit Committee to report questionable accounting or auditing matters may do so anonymously by using the address above and designating the communication as “confidential.” Communications raising safety, security or privacy concerns, or that are otherwise improper, will be addressed in an appropriate manner.

The Board of Directors has the option to attend the annual shareholders’ meeting at their discretion. None of the Board members attended the annual shareholders’ meeting in 2006 with the exception of Christopher Kenber, who hosted the meeting as the Company’s then President and Chief Executive Officer.

The Company’s Code of Ethics, as adopted in April 2004 and posted on the Company’s web site at www.hifn.com under Investor Relations/IR Home, is applicable to all employees of the Company, including its executive officers. Reference herein to the Code of Ethics is incorporated by reference to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 14, 2005.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Required Vote

A nominee shall be elected by a plurality of the Votes Cast.

Recommendation

The Company’s Board of Directors recommends a vote FOR the nominees listed above.

Director Nomination Process

The Corporate Governance and Nominating Committee has adopted a policy with regard to the consideration of director candidates recommended by stockholders. The Corporate Governance and Nominating Committee will consider director candidates recommended by any stockholder holding at least 10,000 shares of the Company’s Common Stock for at least twelve (12) months prior to the date of submission of the recommendation or nomination. Additionally, a recommending stockholder shall submit a written statement in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and a written indication by the candidate of her/his willingness to serve, if elected, and evidence of the nominating person’s ownership of Company stock sufficient to meet any applicable stock ownership requirements set forth in the Company’s corporate governance guidelines.

A stockholder that instead desires to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in Section 5 of the Company’s Bylaws and the rules and regulations of the Securities and Exchange Commission. The nominating stockholder must give timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) calendar days in advance of the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the preceding year’s annual meeting. The Corporate Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are: (i) regular review of composition and size of the Board; (ii) review of qualifications of candidates properly recommended or nominated by any qualifying stockholder; (iii) evaluation of the performance of the Board and qualification of members of the Board eligible for re-election; and (iv) consideration of the suitability of each candidate, including current members of the Board, in light of the size and composition of the Board. After such review and consideration, the Corporate Governance and Nominating Committee will recommend a slate of director nominees.

While the Corporate Governance and Nominating Committee has not established specific minimum requirements for director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who: (i) are predominantly independent; (ii) are of high integrity; (iii) have qualifications that will increase overall Board effectiveness; and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members. The Corporate Governance and Nominating Committee will evaluate individuals recommended by stockholders using the same criteria as used by the committee in evaluating other individuals.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants to audit the books, records and accounts of the Company for the current fiscal year ending September 30, 2007. Such appointment is being presented to the stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has acted as the Company’s independent registered public accountants since its inception. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Audit and Related Fees

The following table shows the fees billed and accrued by the Company in relation to audit and other services provided by PricewaterhouseCoopers LLP in fiscal years 2006 and 2005:

	2006	2005
Audit fees (1)	$572,000	$700,000
Audit related fees (2)	-	37,000
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$572,000	$737,000

(1)
Audit fees were for professional services rendered in connection with the audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports and services provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings.

(2) Audit related fees for fiscal year 2005 were for consultations related to internal controls.

Audit Committee Pre-Approval of Independent Registered Public Accountants’ Services. Except where pre-approval of audit and permissible non-audit services is not required under applicable SEC Rules, the Company’s Audit Committee explicitly pre-approves any audit and permissible non-audit services provided to the Company by the independent registered public accountants. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings. All of the services and estimates of the expected fees in connection with the Audit-Related Fees set forth in the table above were reviewed and approved by the Audit Committee before the services were rendered.

Required Vote

The affirmative vote of a majority of the Votes Cast is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2007.

Recommendation

The Board of Directors recommends voting FOR the ratification of its appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants.

CERTAIN TRANSACTIONS

Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and executive officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. These agreements provide, among other things, for indemnification of the directors and executive officers in proceedings brought by third parties and for liabilities arising under stockholder derivative actions. Each agreement also provides for advancement of expenses to the indemnified party.

Arrangement with Albert E. Sisto. On November 16, 2006, in connection with the appointment of Mr. Sisto as Interim Chief Executive Officer, the Company entered into an employment agreement (the “Agreement”) with Mr. Sisto, which sets forth the terms and provisions governing Mr. Sisto’s employment as Interim Chief Executive Officer, effective as of November 10, 2006. Mr. Sisto will continue in his role as the Company’s Chairman of the Company’s Board. Mr. Sisto’s employment with the Company will be considered “at-will” employment. Either party with or without cause may terminate the Agreement at any time. The Agreement sets Mr. Sisto’s annual salary at $350,000, effective as of November 9, 2006 (the “Effective Date”). The Agreement also provides that Mr. Sisto will be eligible to receive an annual cash incentive payable for the achievement of performance goals to be established by the Board or the Compensation Committee of the Board. Mr. Sisto’s target annual incentive will equal 65% of his base salary. Mr. Sisto is eligible to participate in all benefit programs available to the Company’s executive officers. Mr. Sisto will be granted a stock option to purchase 225,000 shares of Company common stock under the Company’s Amended and Restated 1996 Equity Incentive Plan (the “Plan”) at an exercise price equal to the closing price per share on the Nasdaq Global Market for the common stock of the Company on the date of grant. The option will be scheduled to vest monthly over a three-year period from the Effective Date, assuming Mr. Sisto’s continued employment with the Company as its Chief Executive Officer on each scheduled vesting date. If the Company hires a successor Chief Executive Officer other than Mr. Sisto during the first year of Mr. Sisto’s service as Interim Chief Executive Officer, Mr. Sisto will receive twelve months accelerated vesting with respect to the option. Mr. Sisto also will be granted 75,000 shares of restricted stock under the Plan. The restricted stock will be scheduled to vest six months from the Effective Date, assuming Mr. Sisto’s continued employment with the Company as its Interim Chief Executive Officer on such date. If the Company hires a successor Chief Executive Officer other than Mr. Sisto during the first six months of Mr. Sisto’s service as Interim Chief Executive Officer, the restricted stock will fully vest. In addition, if Mr. Sisto is terminated for reasons other than Cause (as defined in the Agreement), or if he terminates his employment for Good Reason (as defined in the Agreement), and in either case such termination is in Connection with a Change of Control (as defined in the Agreement), then subject to Mr. Sisto signing and not revoking a separation and release of claims against the Company, the restricted stock will fully vest.

Change of Control Agreements. The Company has entered into a change of control agreement with William R. Walker in connection with his position as the Company’s Chief Financial Officer. The change of control agreement generally provides that, in the event of a “Change in Control” of the Company (as defined below) whereupon Mr. Walker’s employment is involuntarily terminated other than for Cause, death or Disability prior to a Change of Control or more than twelve (12) months following a Change of Control, then, subject to (among other things) signing and not revoking a separation agreement and release of claims, Mr. Walker will receive the following severance from the Company:

▪	Severance payments at a rate equal to base salary, as then in effect, for six (6) months from the date of termination, to be paid periodically in accordance with the Company’s normal payroll policies;

▪	Continued Company-paid benefits during the six (6) month period following such termination under the Company’s Benefit Plans; and

▪	Such other compensation or benefits from the Company as may be required by law.

If Mr. Walker is involuntarily terminated other than for Cause, death or Disability or terminates his employment for Good Reason within twelve (12) months following a Change of Control, then, subject to (among other things) signing and not revoking a separation agreement and release of claims, he will receive the following severance from the Company:

▪
Severance payments at a rate equal to base salary, as then in effect, for twelve (12) months from the date of such termination, to be paid periodically in accordance with the Company’s normal payroll policies;

▪
Fifty percent (50%) of (i) the unvested shares subject to all outstanding rights to purchase or receive shares of the Company’s common stock held by Mr. Walker (including, without limitation, through awards of stock options, stock appreciation rights, restricted stock units or similar awards), whether acquired on, before or after the date of the signed Form CEO/CFO Agreement and (ii) the shares of the Company’s common stock held by Mr. Walker subject to the Company’s right of repurchase or Mr. Walker’s forfeiture upon termination of his employment for any reason, whether acquired on, before or after the date of the signed Form CEO/CFO Agreement, will immediately vest upon such termination;

▪	Continued Company-paid benefits during the twelve (12) month period following such termination under the Company’s Benefit Plans; and

▪	Such other compensation or benefits from the Company as may be required by law

The Company has also entered into change of control agreements with each of its other executive officers (each an “Executive”), other than the Chief Executive Officer and Chief Financial Officer, generally providing that, in the event of a Change in Control where the Executive is involuntarily terminated other than for Cause, death or Disability prior to a Change of Control or more than twelve (12) months following a Change of Control, then, subject to (among other things) the Executive signing and not revoking a separation agreement and release of claims, such Executive will receive the following severance from the Company:

▪
Severance payments at a rate equal to base salary, as then in effect, for six (6) months from the date of such termination, to be paid periodically in accordance with the Company’s normal payroll policies;

▪	Continued Company-paid benefits during the six (6) month period following such termination under the Company’s Benefit Plans; and

▪	Such other compensation or benefits from the Company as may be required by law

If an Executive is involuntarily terminated other than for Cause, death or Disability within twelve (12) months following a Change of Control, then, subject to (among other things) the Executive signing and not revoking a separation agreement and release of claims, such Executive will receive the following severance from the Company:

▪
Severance payments at a rate equal to base salary, as then in effect for twelve (12) months from the date of such termination, to be paid periodically in accordance with the Company’s normal payroll policies;

▪
Fifty percent (50%) of (i) the unvested shares subject to all outstanding rights to purchase or receive shares of the Company’s common stock held by such Executive (including, without limitation, through awards of stock options, stock appreciation rights, restricted stock units or similar awards) whether acquired on, before or after the date of the signed Form Executive Agreement and (ii) the shares of the Company’s common stock held by such Executive subject to the Company’s right of repurchase or the individual’s forfeiture upon termination of such Executive’s employment for any reason, whether acquired on, before or after the date of the signed Form Executive Agreement, will immediately vest upon such termination;

▪	Continued Company-paid benefits during the twelve (12) month period following such termination under the Company’s Benefit Plans; and

▪	Such other compensation or benefits from the Company as may be required by law

A “Change in Control” is generally defined as: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any “person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert; (ii) any person or group of persons becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; or (iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board.

Arrangement with Christopher G. Kenber. In connection with the resignation of Christopher G. Kenber on November 9, 2006, the Company entered into a Severance Agreement and Release (the “Severance Agreement”) with Mr. Kenber under which Mr. Kenber acknowledged and affirmed his resignation as the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors, effective as of November 9, 2006 (the “Termination Date”). Mr. Kenber will receive a lump sum payment of $185,000 (which is equal to six months of his base salary) on the first regularly scheduled payroll date six months and one day after the Termination Date and will receive $15,416.66 on each regularly scheduled payroll date thereafter through the last payroll date on or before the date twelve months following the Termination Date. The Company will further reimburse Mr. Kenber for up to twelve months for the same level of medical, dental and/or vision coverage and benefits as in effect for Mr. Kenber and his spouse on the day immediately preceding the Termination Date, subject to certain conditions. In exchange for these benefits, Mr. Kenber will release all claims he may have against the Company and will agree to certain non-solicitation provisions for a period of twelve months following the Termination Date. The Severance Agreement supersedes the existing Severance and Change of Control Agreement entered into between the Company and Mr. Kenber on May 16, 2005. Pursuant to the Severance Agreement, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Kenber on November 16, 2006, pursuant to which Mr. Kenber will provide certain consulting and advisory services to the Company for twelve months to assist in the transition to new management. In return, the Company will pay Mr. Kenber $2,000 per month. The terms of the Consulting Agreement will begin on November 16, 2006 and will end on November 10, 2007. The Company may terminate the Consulting Agreement prior to November 10, 2007 if such termination is for Cause (as such term is defined in the Consulting Agreement).

Other. Dr. Douglas Whiting, the Company’s Chief Scientist and a Director, is a member of the Technical Advisory Board of a private company that is also a customer of the Company (the “Customer”). Total sales to the Customer during the Last Fiscal Year were valued at approximately $276,000.

In addition, the Company is in the process of searching for a new Chief Executive Officer.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires certain of the Company’s executive officers, as well as its directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Based solely upon a review of the copies of such forms received by the Company, or written represen-tations from certain reporting persons, the Company believes that during the Last Fiscal Year, with the exception of Russell Dietz who failed to file a timely report on Form 4 related to the disposition of 60,097 shares upon the expiration of a hedge transaction entered into on February 28, 2002, all executive officers and directors complied with their filing requirements under Section 16(a) for all reportable transactions during the year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 12, 2007 information relating to the beneficial ownership of the Company’s Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, by each director and nominee for director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group. As of January 12, 2007, 13,969,763 shares of the Company’s Common Stock were outstanding. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

Name (1)	No. of Shares Owned	Approximate Percentage Owned
Austin Marxe & David Greenhouse (2) 153 East 53rd Street, 55th Floor New York, NY 10022	2,355,488	16.9%
Heartland Advisors Inc. (3) 789 North Water Street Milwaukee, WI 53202	1,425,304	10.2
CCM Master Qualified Fund, Ltd. (4) 1 North Wacker Drive, Suite 4350 Chicago, IL 60606	1,411,838	10.1
Dimensional Fund Advisors Inc. (5) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,133,584	8.1
Laurence Lytton (6) 28 Sherwood Place Scarsdale, NY 10583	1,023,893	7.3
Columbia Management Advisors Inc. (7)	800,653	5.7
Robert W. Johnson (8)	509,823	3.6
Christopher G. Kenber (9)	477,275	3.4
Douglas L. Whiting (10)	376,292	2.7
Thomas A. Moore (11)	219,998	1.6
William R. Walker (12)	178,536	1.3
Albert E Sisto (13)	177,749	1.3
Kamran Malik (11)	150,625	1.1
Dennis DeCoste (14)	87,010	*
Russell S. Dietz (11)	75,253	*
Taher Elgamal (11)	64,001	*
Thomas Lawrence	-	*
All executive officers and directors as a group (10 persons) (15)	2,316,562	16.6
_______________________________

*Less than one percent (1%).

(1)
This table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission with regard to the Company’s Common Stock. Unless otherwise indicated in the footnotes to this table and subject to community property and marital property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 13,969,763 shares outstanding on January 12, 2006, adjusted by rules promulgated by the Securities and Exchange Commission.

(2)
As disclosed in a Schedule 13G filed on January 10, 2007, Messrs. Marxe and Greenhouse share voting and investment control over all securities owned by Special Situations Fund III QP, L.P. (“QP”), Special

Situations Cayman Fund, L.P. (“Cayman”), Special Situations Technology Fund, L.P. (“Tech”), Special Situations Technology II, L.P. (“Tech II”), and Special Situations Fund III, L.P. (“Fund III”), respectively. 775,706 shares of Common Stock are held by QP, 183,218 shares of Common Stock are held by Cayman, 143,513 shares of Common Stock are held by Tech, 1,197,730 shares of Common Stock are held by Tech II, and 55,321 shares of Common Stock are held by Fund III. The interest of Messrs. Marxe and Greenhouse in the shares of Common Stock owned by QP, Cayman, Tech, Tech II and Fund III is limited to the extent of his pecuniary interest.

(1)
As disclosed in a Schedule 13G filed for January 9, 2007, Heartland Advisors Inc. has shared voting power with respect to 1,425,304 shares, shared dispositive power with respect to 1,425,304 shares, and beneficially owns 1,425,304 shares.

(2)
As disclosed in a Schedule 13G filed on October 17, 2005, CCM Master Qualified Fund, Ltd. (“CCM”) is an investment company registered under Section 203 of the Investment Advisers Act of 1940. CCM, Coghill Capital Management, LLC, an entity which serves as the investment manager of CCM, and Clint Coghill, the managing member of Coghill Capital Management, LLC, have shared voting power with respect to 1,411,838 shares, shared dispositive power with respect to 1,411,838 shares and beneficially own 1,411,838 shares.

(3)
As disclosed in a Schedule 13F filed on December 15, 2006, Dimensional Fund Advisors Inc. has sole and shared voting power with respect to 1,113,584 and 20,000 shares, respectively, and beneficially owns 1,133,584 shares.

(4)
As disclosed in a Schedule 13G filed on February 13, 2006, Laurence Lytton, an individual, has sole and shared voting power with respect to 1,012,893 and 11,000 shares, sole and shared dispositive power with respect to 1,012,893 and 11,000 shares, respectively, and beneficially owns 1,023,893 shares.

(5)
As disclosed in a Schedule 13F filed on February 8, 2006, Columbia Management Advisors Inc. had shared voting power with respect to 645,803 shares, shared dispositive power with respect to 802,053 shares, and beneficially owned 802,053 shares. Columbia Management Advisors Inc. beneficially owns 800,653 shares as reported at September 30, 2006.

(6)	Includes 84,000 shares issuable to Mr. Johnson upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 12, 2006.

(7)	Includes 470,901 shares issuable to Mr. Kenber upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 12, 2006.

(8)	Includes 162,394 shares issuable to Mr. Whiting upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 12, 2006.

(9)	Represents shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 12, 2006.

(10)	Includes 176,457 shares issuable to Mr. Walker upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 12, 2006.

(11)	Includes 102,749 shares issuable to Mr. Sisto upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 12, 2006.

(12)	Includes 55,500 shares issuable to Mr. DeCoste upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 12, 2006.

(13)	Includes 1,561,878 shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 12, 2006.

(14)	Includes 55,500 shares issuable to Mr. DeCoste upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 12, 2006.

(15)	Includes 1,561,878 shares issuable upon exercise of options to purchase Common Stock and that will be exercisable within 60 days of January 12, 2006.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows, as to the Chief Executive Officer during the Last Fiscal Year and each of the four (4) other most highly compensated executive officers (the “Named Officers”), information concerning compensation paid for services to the Company in all capacities during the Last Fiscal Year and the total compensation paid to each such individual for the Company’s previous two (2) fiscal years (if such person was the Chief Executive Officer, an executive or other officer, as the case may be, during any part of the Last Fiscal Year).

			Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Long Term Compensation Options (#)	All Other Compensation ($) (1)
Christopher G. Kenber (2)	2006	$370,000	$229,116	-	75,000	$13,440
Chairman, President and	2005	370,000	138,750	-	-	13,440
Chief Executive Officer	2004	325,000	140,000	-	125,000	13,268

William R. Walker	2006	246,400	106,260	-	30,000	4,013
Vice President of Finance, Chief	2005	246,400	64,142	-	-	2,640
Financial Officer and Secretary	2004	226,600	68,992	-	35,000	2,640

Thomas A. Moore	2006	264,000	133,125	-	50,000	10,110
Vice President of Sales,	2005	264,000	98,843	-	-	10,110
Marketing and Operations	2004	225,000	120,458		25,000	10,110

Russell S. Dietz	2006	230,000	79,350	-	30,000	960
Vice President and Chief	2005	230,000	50,615	-	-	960
Technical Officer	2004	217,000	83,000	-	25,000	960

Kamran Malik	2006	210,000	100,000	-	30,000	1,350
Vice President of Engineering	2005	210,000	100,000	-	-	1,350
	2004	210,000	100,000	-	30,000	1,350

(1)	Represents group term life insurance premiums and monthly Internet service subscription allowance; also includes auto allowance paid to Messrs. Kenber and Moore.

(2)	Resigned as Chief Executive Officer effective November 9, 2006.

Stock Option Grants and Exercises in Fiscal Year 2006

The Option Grant Table sets forth for each of the Named Officers the hypothetical gains or “option spreads” for the options at the end of their respective five-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of five percent (5%) and ten percent (10%) from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s Common Stock and overall market conditions.

	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees In Fiscal Year (1)	Exercise or Base Price ($/share)	Expiration Date	5%	10%
Christopher G. Kenber	75,000	20.6%	$6.71	1/25/2016	$316,491	$802,051
William R. Walker	30,000	8.2%	6.71	1/25/2016	126,596	320,820
Thomas A. Moore	50,000	13.7%	6.71	1/25/2016	210,994	534,701
Russell S. Dietz	30,000	8.20%	6.71	1/25/2016	126,596	320,820
Kamran Malik	30,000	8.2%	6.71	1/25/2016	126,596	320,820

(1)	Based upon total options granted to the Company’s employees during the Last Fiscal Year.

Aggregated Option Exercises in Fiscal Year 2006 and Year-end Values

			Number of Securities Underlying Unexercised Options Held at Fiscal Year End (2)		Value of Unexercised In-the-Money Options Held at Fiscal Year End (3)
Name	Shares Acquired on Exercise	Dollar Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher G. Kenber	-	$-	463,089	62,501	$94,600	$-
William R. Walker	-	-	170,832	25,000	135,500	-
Thomas A. Moore	-	-	209,687	45,313	-	-
Russell S. Dietz	-	-	69,628	25,000	-	-
Kamran Malik	-	-	145,000	25,000	-	-

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)
Includes shares related to options for which vesting was accelerated in August 2005, and for which a holding period was imposed such that the executive officers of the Company are required to refrain from selling any shares acquired upon exercise of the options until the date on which the shares would have vested under the options’ original vesting term of four years. The number of shares subject to restriction for all officers of the Company aggregate 172,400.

(3)	Calculated using a market value of $4.71 at September 30, 2006.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2006 about the Company’s Common Stock that may be issued upon the exercise of options granted to employees, consultants or members of the Board of Directors under all of the Company’s existing equity compensation plans, including the Company’s Amended and Restated 1996 Equity Incentive Plan, the Apptitude Plan and the 2001 Nonstatutory Stock Option Plan:

Plan Category	Number of Shares to be Issued upon Exercise of Stock Options (#)		Weighted Average Exercise Price of Outstanding Options ($)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in column (a)) (#)
Equity compensation plans approved by security holders	2,251,120	(1)	$10.80	2,004,444	(2)
Equity compensation plans not approved by security holders	1,288,878	(3)	8.85	497,026
Total	3,539,998		10.09	2,501,470

(1)
Relates to options under the Amended and Restated 1996 Equity Incentive Plan (the “1996 Plan”). The 1996 Plan has 5,449,900 shares of the Company’s Common Stock reserved for issuance pursuant to nonqualified and incentive stock options and restricted stock awards. The 1996 Plan is administered by the Board of Directors of the Company or its designees and provides generally that nonqualified stock options and restricted stock may be awarded at a price not less than 85% of the fair market value of the stock at the date of the award. Incentive stock options must be awarded at a price not less than 100% of the fair market value of the stock at the date of the award, or 110% of fair market value for awards to more than 10% stockholders. Options granted under the 1996 Plan may have a term of up to 10 years. Options typically vest at a rate of 25% of the total grant per year over a four-year period. However, the Company may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. As a result of early exercise features as provided for by the 1996 Plan, options granted are immediately exercisable subject to the Company’s repurchase rights which expire as options vest.

(2)
Includes 580,444 shares of the Company’s common stock available for issuance under the Company’s 1998 Employee Stock Purchase Plan (the “ESPP”) as of September 30, 2006, and of which 62,234 were issued in connection with the purchase on October 31, 2006. In December 1998, the Company adopted the ESPP through which qualified employees of the Company may participate in stock ownership of the Company. Shares of Common Stock reserved for the ESPP total 1,400,000. The price of shares purchased under the ESPP is the lower of 85% of the fair market value of the shares on the first day of each semi-annual offering period, or 85% of the fair market value of the shares on the last day of the semi-annual offering period.

(3)
Comprised of options under the Apptitude, Inc. 1995 Stock Option Plan (the “Apptitude Plan”) and the 2001 Nonstatutory Stock Option Plan (the “2001 Plan”). In connection with the acquisition of Apptitude, Inc., the Company assumed the Apptitude Plan that had a total of 687,142 shares of the Company’s common stock reserved for issuance. Options assumed under the Apptitude Plan that were subsequently cancelled were not eligible for reissuance. The Apptitude Plan expired on October 25, 2005 and, therefore, has no effect on the number of options available for grant. In February 2001, the Board of Directors of the Company adopted the 2001 Plan whereby 1,500,000 shares of the Company’s Common Stock were reserved for issuance pursuant to nonqualified stock options. In June 2002, the Board of Directors authorized an additional 500,000 shares for issuance under the 2001 Plan. The 2001 Plan is administered by the Company’s Board of Directors or its designees and provides generally that nonqualified stock options granted under the 2001 Plan may have a maximum life of 10 years. The terms and conditions of each stock option grant under the 2001 Plan are determined by a committee of the Board of Directors and are set forth in agreements between the recipient and the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company’s employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (each an “Executive Officer” and collectively the “Executive Officers”), should be influenced by the Company’s performance. The Committee establishes the salaries and bonuses of all of the Executive Officers by considering: (i) the Company’s financial performance for the past year; (ii) the achievement of specified objectives related to the particular Executive Officer’s area of responsibility; (iii) the salaries and bonuses of executive officers in similar positions of comparably-sized companies; and (iv) the relationship between revenue and Executive Officer compensation. The Committee believes that the Company’s Executive Officer salaries and bonuses in the Last Fiscal Year were comparable in the industry for similarly sized businesses.

In addition to salary and bonus, the Committee, from time to time, grants options to Executive Officers. The Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company’s stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner that will also benefit shareholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an Executive Officer is the Executive Officer’s ability to influence the Company’s long-term growth and profitability.

Compensation Committee

Taher Elgamal
Thomas Lawrence

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight and review of the Company’s accounting functions and internal controls. The Audit Committee is comprised of independent directors, and is governed by a written charter first adopted and approved by the Board of Directors in December 1998. Each of the members of the Audit Committee is independent as defined by Company policy, the Securities and Exchange Commission and the Nasdaq Listed Company Manual. Except where pre-approval of audit and permissible non-audit services is not required under applicable SEC Rules, the Company’s Audit Committee explicitly pre-approves any audit and permissible non-audit services provided to the Company by the independent auditor. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

The Audit Committee reviewed the Audit Committee Charter effective in the Last Fiscal Year and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its duties and responsibilities under such Audit Committee Charter.

The duties and responsibilities of the Audit Committee as detailed in the Audit Committee Charter include, among other things:

•
Review of the procedures of the Company’s internal controls and procedures for financial reporting, including: (i) review of the reports of management and independent auditors and management; (ii) meeting with Company’s management and the independent auditors to review the adequacy of such controls; (iii) review of the independent audit; (iv) conducting a post-audit review of the financial statements and audit findings; (v) review with management and the independent auditors of the Company’s annual audited financial statements and quarterly unaudited financial statements; (vi) directing the Company’s independent auditor to review before filing with the SEC the Company’s interim financial statements; (vii) reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release; (viii) providing oversight and review, at least annually, of the Company’s risk management and investment policies; (ix) working with legal counsel to identify any legal matters material to the Company’s financial statements; and (x) reviewing and assessing the adequacy of its own charter and processes at least annually and reporting the results of such review and assessment to the Board for certification.

•
Appointing, compensating, retaining and overseeing the work of the independent auditors, including the independence of such independent auditors and pre-approval of audit and permissible non-audit services provided by the independent auditors to the Company.

•
Overseeing regulatory and compliance matters, including: (i) overseeing compliance with rules and regulations of the Securities and Exchange Commission (“SEC Rules”); (ii) establishment and maintenance of an environment at the Company that promotes ethical behavior; (iii) establishing procedures for receiving, retaining and treating complaints received by the Company regarding auditing matters or procedures; (iv) providing an Audit Committee report for inclusion in the Company’s annual proxy statement in accordance with SEC Rules; and (v) determining the appropriate funding and payment for the independent auditors and independent legal advisors.

•
The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s annual report. The Audit Committee took a number of steps in making this recommendation for Fiscal Year 2006. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accountants for Fiscal Year 2006, those matters PricewaterhouseCoopers LLP communicated to and discussed with the Audit Committee by Statement on Auditing Standards Board Standard No. 61, as amended (“Communication with Audit Committees”), including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed PricewaterhouseCoopers LLP’s independence with PricewaterhouseCoopers LLP and received a letter from PricewaterhouseCoopers LLP regarding independence as required by the Independence Standards Board Standard No. 1, as amended (“Independence Discussions with Audit Committees”) under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of PricewaterhouseCoopers LLP’s independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed with Company management and PricewaterhouseCoopers LLP the Company’s audited consolidated balance sheets at September 30, 2006 and 2005, and consolidated statements of income, cash flows and stockholders’ equity for the three (3) years ended September 30, 2006. Based on the discussions with PricewaterhouseCoopers LLP concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company’s Annual Report on Form 10-K include these financial statements.

Audit Committee

Dennis DeCosted
Robert W. Johnson
Taher Elgamal

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return among Hifn, the Russell 2000 Tech Index and the Nasdaq Composite Index, from September 30, 2001 through September 30, 2006, the end of the Last Fiscal Year.

	Cumulative Total Return
	9/01	9/02	9/03	9/04	9/05	9/06

Hi/Fn, Inc.	$100.00	$44.67	$75.33	$89.04	$56.35	$47.82
Nasdaq Composite	100.00	80.94	120.79	131.00	150.23	159.87
Russell 2000 Technology	100.00	62.13	115.46	108.68	120.58	132.77

The information contained in this Performance Graph section shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

- -

OTHER MATTERS

The Board of Directors does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

Dated: January 19, 2007

BY ORDER OF THE
BOARD OF DIRECTORS

HI/FN, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

The undersigned stockholder of hi/fn, inc., a Delaware corporation ("Hifn"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Hifn, each dated January 19, 2007, as well as Hifn’s Annual Report for the year ended September 30, 2006, and hereby appoints Albert E. Sisto and William R. Walker, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of Hifn to be held on Tuesday, February 20, 2007, at 10:00 a.m., local time, at Hifn’s principal executive offices at 750 University Avenue, Los Gatos, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock of Hifn ("Common Stock"), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR NOMINEES AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.         ELECTION OF DIRECTORS:

☐	FOR ALL NOMINEES	NOMINEES:	m	Dennis DeCoste

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		m	Taher Elgamal

☐	FOR ALL EXCEPT (See instructions below)		m	Robert W. Johnson

INSTRUCTION: To withhold authority to vote for any individual nominees(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.         PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF HIFN FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2006:

    [  ] FOR      [  ] AGAINST     [  ] ABSTAIN

3.         To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR; FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date: